UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

IndyMac MBS., Inc.

(as depositor under the Pooling and Servicing Agreement,
dated as of September 1, 2006, providing for the issuance of
Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2006-D)

IndyMac MBS., Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-132042-32	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Pasadena Lake Avenue Pasadena, CA		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 626-535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Description of the Certificates and the Mortgage Pool

On September 13, 2006, a single series of certificates, entitled IndyMac MBS, Inc., Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-D (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of September 13, 2006 (the “Agreement”), among IndyMac MBS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee and supplemental interest trust trustee (the “Trustee”).

The Certificates designated as the Series 2006-D Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, conforming and non-conforming balance, sub-prime one- to four-family, first lien adjustable-rate and fixed-rate mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). As of the Closing Date, the Trust Fund primarily consisted of the Mortgage Pool, which consisted of Mortgage Loans having an aggregate principal balance of $790,815,706.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of the Closing Date.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

1.    Not applicable

2.    Not applicable

3.    Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No	Description
99.1		Characteristics of the Mortgage Pool as of September 13, 2006, IndyMac MBS, Inc., Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-D

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 18, 2006

INDYMAC MBS, INC.

By: /s/ Andy Sciandra

Name: Andy Sciandra Title: Senior Vice President Secondary Marketing

Index to Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No.	Description
1	99	Characteristics of the Mortgage Pool as of September 13, 2006, relating to IndyMac MBS, Inc., Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-D